UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

VALLEY BANCORP

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-50950	88-0493760

3500 W. Sahara Avenue, Las Vegas, Nevada 89102
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (702) 221-8600

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 19, 2005, the shareholders of Valley Bancorp (“Bancorp”) approved an amendment to Bancorp’s Employee Stock Option Plan (the “Plan”) to (i) extend the term of the Plan by 10 years (to March 23, 2015), (ii) increase the number of shares available for grant under the Plan by 100,000 (to 310,000), and (iii) provide for the grant of restricted stock awards.

The Plan, as amended, provides for the issuance of options that qualify as “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, nonqualified stock options and restricted shares. The amended Plan is effective for a period of 10 years (to March 23, 2015) and is administered by the Nominating/Compensation Committee.

Item 2.02 Results of Operations and Financial Condition

On April 21, 2005, we issued a press release announcing our financial results for the three months ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements – not applicable

(b)	Pro forma financial information – not applicable

(c)	Exhibits:

99.1	Press Release dated April 21, 2005 announcing the financial results for the three months ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 21, 2005

VALLEY BANCORP
By	/s/ Barry L. Hulin
Barry L. Hulin
President and Chief Executive Officer